EXHIBIT 3. - AMENDMENTS TO THE ARTICLES OF INCORPORATION

                        CERTIFICATE OF AMENDMENT
                      OF ARTICLES OF INCORPORATION
                        (After Issuance of Stock)

                                     Filed by:   Lloyd T. Rochford, President
                                                       Municipal Systems, Inc.
                                                          5 Clancy Lane South
                                                      Rancho Mirage, CA 92270

                         MUNICIPAL SYSTEMS, INC.

     The undersigned Lloyd T. Rochford, as President and Secretary of the Municipal Systems, Inc. does hereby certify:

     That the Board of Directors of Municipal Systems, Inc. at a meeting duly convened and held on the second day of March, 1999, adopted a resolution to amend the Articles of Incorporation. The Board of Directors adopted such resolution pursuant to an action by written consent of the stockholders of Municipal Systems, Inc.

           ARTICLE - I NAME is hereby amended to read as follows:

                              ARTICLE - I

                                 NAME

     The name of the corporation shall be:   New Systems, Inc.

     The number of shares of Municipal Systems, Inc. outstanding and entitled to vote on an amendment to the Articles of Incorporation is 250,000,000 shares of common stock. The afore stated change and amendment was consented to and approved by a majority vote of the stockholders holding at least a majority of the common stock outstanding and entitled to vote thereon. The total number of shares voting to approve the amendment were 138,746,000 or 55% of the shares eligible to vote.

/s/ Lloyd T. Rochford
Lloyd T. Rochford, President and Secretary

                  CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF California }
                    :ss.
COUNTY OF Riverside }

On March 3, 1999 before me Wayne A. Walter, Notary Public   personally
appeared Lloyd T. Rochford personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

                                           WITNESS my hand and official seal.

                                                  /s/Wayne A. Walter
[seal - WAYNE A. WALTER
Commission # 1151718
Notary Public - California
Riverside County
My Comm. Expires Sep. 10, 2001]